SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                              [(Amendment No. ___)]

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ]     Confidential, for Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Section 240.14a-11(c) or
        Section 240.14a-12

                            CHELSEA GCA REALTY, INC.
                (Name of Registrant as Specified in Its Charter)

______________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1) Title of each class of securities to which transaction applies:___________________________________________________________
      (2) Aggregate number of securities to which transaction applies: __________________________________________________________
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): __________________________________________________
      (4)   Proposed maximum aggregate value of transaction:___________________
      (5)   Total fee paid: ___________________________________________________

[ ] Fee previously paid with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:____________________________________________
      (2)   Form, Schedule or Registration Statement No.:______________________
      (3)   Filing Party:______________________________________________________
      (4)   Date Filed:________________________________________________________

                            CHELSEA GCA REALTY, INC.

                      -------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 25, 1999
                      -------------------------------------


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Chelsea GCA Realty, Inc. (the "Company") will be held at The Eagle Rock Club, 4 Becker Farm Road, Roseland, New Jersey, on June 25, 1999 at 10:00 in the morning for the following purposes:

     1.   To elect three Directors.

     2. To approve the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1999.

     3. To transact such other business as may properly come before the meeting, or any adjournment thereof.

     Stockholders of record at the close of business on April 16, 1999, shall be entitled to notice of, and to vote at, the meeting.


                                            By order of the Board of Directors


                                                Denise M. Elmer
                                                SECRETARY

Dated: April 30, 1999
       Roseland, New Jersey


     IMPORTANT: PLEASE FILL IN, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.

                            CHELSEA GCA REALTY, INC.
                             103 EISENHOWER PARKWAY
                           ROSELAND, NEW JERSEY 07068

                          -----------------------------

                                 PROXY STATEMENT
                          -----------------------------

     The accompanying Proxy is solicited by the Board of Directors of Chelsea GCA Realty, Inc., a Maryland corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Meeting") to be held on June 25, 1999, at 10:00 in the morning, or any adjournment thereof, at which stockholders of record at the close of business on April 16, 1999 shall be entitled to vote. The cost of solicitation of proxies will be borne by the Company. The Company may use the services of its Directors, officers, employees and others to solicit proxies, personally or by telephone; arrangements may also be made with brokerage houses and other custodians, nominees, fiduciaries and stockholders of record to forward solicitation material to the beneficial owners of stock held of record by such persons. The Company may reimburse such solicitors for reasonable out-of-pocket expenses incurred by them in soliciting, but no compensation will be paid for their services.

     Each proxy executed and returned by a stockholder may be revoked at any time before it is voted by timely submission of written notice of revocation or by submission of a duly executed proxy bearing a later date (in either case directed to the Secretary of the Company) or, if a stockholder is present at the Meeting, he may elect to revoke his proxy and vote his shares personally.

     There is being mailed herewith to each stockholder of record the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1998. It is intended that this Proxy Statement and form of Proxy will first be sent or given to stockholders on or about May 12, 1999.

     On April 16, 1999, the Company had outstanding and entitled to vote with respect to all matters to be acted upon at the meeting 15,609,310 shares of Common Stock. Each holder of Common Stock is entitled to one vote for each share of stock held by such holder. The presence of holders representing a majority of all the votes entitled to be cast at the meeting will constitute a quorum at the meeting. In accordance with Maryland law, abstentions, but not broker non-votes, are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Each item on the agenda must receive the affirmative vote of a majority of the shares voted at the meeting in order to pass. Abstentions and broker non-votes are not counted in determining the votes cast with respect to any of the matters submitted to a vote of stockholders.

     It is expected that the following business will be considered at the meeting and action taken thereon:


                            1. ELECTION OF DIRECTORS

     Pursuant to the By-Laws of the Company, the number of Directors of the Company has been set at seven members who are divided into three classes serving staggered three-year terms of office. It is proposed to elect three Class III Directors at this Meeting to hold office for a three-year term until the 2002 Annual Meeting of Stockholders and until their successors are duly elected and qualify. Class I and Class II Directors will be elected at the Annual Meetings to be held in 2000 and 2001, respectively, for three-year terms, and until their respective successors are duly elected and qualify. It is intended that the accompanying form of Proxy will be voted for the nominees set forth below, each of whom is presently a Director of the Company. If some unexpected occurrence should make necessary, in the Board of Directors' judgment, the substitution of some other person or persons for any of the nominees, shares will be voted for such other person or persons as the Board of Directors may select. The Board of Directors is not aware that any nominee may be unable or unwilling to serve as a Director. The following table sets forth certain information with respect to the nominees and also with respect to each Director whose term of office will continue after this Meeting.

                              NOMINEES FOR ELECTION

                                                           Year
                                                           Term
                                                            of        Served as
                           Principal Occupation and        Office     a Director
Name             Age         Positions Held               Will Expire    Since
-----            ---       ------------------------       ----------- ----------

David C. Bloom    42       Chairman of the Board and Chief     2002       1993
                           Executive Officer of the
                           Company since 1993; founder and
                           principal of The Chelsea Group,
                           a predecessor of the Company
                           ("Chelsea") and President of
                           Chelsea from 1985 until
                           formation of the Company.

Barry M. Ginsburg      61  Vice Chairman of the Company        2002       1993
                           since 1993; principal in
                           Ginsburg Craig Associates (a
                           predecessor of the Company) and
                           its predecessor companies from
                           1986 to 1993; employed by Dansk
                           International Designs, Ltd. from
                           1966 through 1985 and corporate
                           Chief Operating Officer and
                           Director from 1980 to 1985.

Philip D. Kaltenbacher 61  Chairman of the Board of            2002       1993
                           Directors and Chief Executive
                           Officer of Seton Company, a
                           manufacturer of leather; health
                           care products; industrial foams,
                           films, tapes, adhesives and
                           laminates and chemicals since
                           1974; Commissioner of The Port
                           Authority of New York and New
                           Jersey from September 1985
                           through February 1993, and
                           Chairman from September 1985
                           through April 1990.

                       DIRECTORS WHOSE TERM OF OFFICE WILL
                             CONTINUE AFTER MEETING

                                                            Year
                                                            Term
                                                          of Office  Served as
                             Principal Occupation and       Will     a Director
Name                  Age     Positions Held              Expire        Since
-----                 ---   ------------------------     ---------    --------
William D. Bloom       36  Executive Vice President of the     2000       1995
                           Company since 1993; employed by
                           Chelsea since 1986.

Brendan T. Byrne       75  Senior partner in the law firm      2001       1993
                           of Carella, Byrne, Bain,
                           Gilfillan, Cecchi, Stewart &
                           Olstein since 1982; Governor of
                           New Jersey from 1974 to 1982;
                           former prosecutor Essex County
                           (New Jersey), President of the
                           Public Utility Commission,
                           Assignment Judge of the New
                           Jersey Superior Court, Vice
                           President of the National
                           District Attorneys Association,
                           Trustee of Princeton University,
                           Chairman of the Princeton
                           University Council on New Jersey
                           Affairs, Chairman of the United
                           States Marshals Foundation,
                           Commissioner of the New Jersey
                           Sports and Exposition Authority
                           and Chairman of the National
                           Commission on Criminal Justice
                           Standards and Goals (1977);
                           serves on a Board of the
                           National Judicial College.

Robert Frommer         64  Principal of Robert Frommer         2000       1993
                           Associates, a real estate
                           consulting firm, since 1991;
                           President of PG&E Properties,
                           Inc. from 1993 to 1998;
                           President of The Harlan Company
                           from 1987 to 1991; Executive
                           Vice President of Urban
                           Investment & Development
                           Company, a wholly-owned
                           subsidiary of Aetna Life &
                           Casualty Company, from 1972 to
                           1984; Vice President for
                           Institutional Facilities for New
                           York University from 1984 to 1987.

Reuben S. Leibowitz    51  Managing Director of E.M.           2000       1993
                           Warburg, Pincus & Co., LLC
                           ("Warburg, Pincus"), a venture
                           banking and investment firm;
                           associated with Warburg, Pincus
                           since 1984.


     Mr. Leibowitz is a director of Grubb & Ellis Company and Lennar Corporation. Mr. Byrne is a director of Mack-Cali, Inc. David Bloom and William Bloom are brothers.

     The Company's Board of Directors has several committees, consisting of an Audit Committee, a Compensation Committee and an Executive Committee. The functions of the Audit Committee (which consists of Messrs. Byrne, Frommer and Kaltenbacher) include recommending to the Board of Directors the engaging and discharging of the independent auditors, reviewing with the independent auditors the plan and results of the auditing engagement, reviewing the independence of the independent auditors, including the range of audit and non-audit fees, and reviewing the adequacy of the Company's system of internal accounting controls. The functions of the Compensation Committee (which consists of Messrs. Byrne, Frommer and Leibowitz) include determining compensation for the Company's executive officers, and administering the Company's 1993 Stock Option Plan (the "Option Plan") and the Long Term Incentive Plan (the "Incentive Plan"). The Executive Committee consists of Messrs. D. Bloom, Ginsburg and Leibowitz.

     In the fiscal year ended December 31, 1998, there were four meetings of the Audit Committee, one meeting of the Compensation Committee and four meetings of the Board of Directors. Each Director of the Company attended in excess of 75% of the total number of meetings of the Board of Directors and committees on which he served.

COMPENSATION OF DIRECTORS

     The Company pays its directors who are not principals of or representatives of principals of the Company's predecessors an annual fee of $15,000 and a per meeting fee of $1,000 (for each directors' meeting attended), and each such director is reimbursed for expenses incurred in attending meetings. In addition, three of such directors have received 30,000 stock options and the remaining such director 15,000 stock options, each at an exercise price equal to the closing price on the day the options were granted, with each such set of options vesting over five years.

EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding compensation paid by the Company to its Chief Executive Officer and to each of the four most highly compensated executive officers whose salary and bonus for 1998 exceeded $100,000:

                                  SUMMARY COMPENSATION TABLE

                                                                                     Long Term
                                             Annual Compensation                     Compensation
                                       ----------------------------------------      ------------
                                                                       Other
                                                                       Annual           Stock               All Other
                                          Salary         Bonus         Compensation     Options           Compensation(1)
Name and  Principal Position   Year         $              $                $             #                    $
-----------------------------------------------------------------------------------------------------------------------------------

David C. Bloom                 1998        325,000        250,250            -            50,000              10,000
 Chief Executive Officer       1997        280,000        165,200            -              -                  9,500
                               1996        232,313        139,388            -              -                  9,500

Leslie T. Chao                 1998        250,000        192,500            -            75,000              10,000
 President                     1997        189,271        131,543            -              -                  9,374
                               1996        180,688        108,413            -              -                  9,231

Thomas J. Davis                1998        225,000        173,250            -            25,000              10,000
 Chief Operating Officer       1997        177,225        120,513            -              -                  9,500
                               1996        170,000        100,000            -              -                  9,500

William D. Bloom               1998        200,000        154,000            -            25,000               7,965
 Executive Vice President      1997        177,178        116,000            -              -                  7,079
                               1996        170,363         96,468            -              -                  7,317

Bruce Zalaznick                1998        183,306        141,146            -              -                 10,000
 Executive Vice President      1997        175,833        116,929            -              -                  9,500
                               1996        170,000         76,932            -            20,000               9,500



(1) Consists of employee contributions to the Company's 401(k) Plan as a tax deferral.

OPTIONS GRANTED

         The table below shows information regarding the grant of stock options made to the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 1998. The amounts shown for each officer as potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation over the term of the options. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's Common Stock. There is no assurance that such potential realizable values will be achieved.

                      OPTION GRANTS IN THE LAST FISCAL YEAR

                                                                                                  Potential Realizable
                                                                                                  Value at Assumed
                                                                                                  Annual Rates of
                                                                                                  Stock Price Appreciation
                                             Individual Grants                                   for Option Term (3)
                     ----------------------------------------------------------------------      ---------------------------
                                         %              Exercise
                     Number           Grants              Price                                      5% Stock             10%
                     Granted           to All              Per                  Expiration            Price              Stock
Name                  (1)             Employees           Share ($)(2)          Date                   ($)              Price ($)
----                ---------         ---------         ------------            -----------          ---------          -----------

David C. Bloom        50,000             3.7%              37.00                3/10/08              1,163,455          2,948,424
Leslie T. Chao        75,000             5.5%              37.00                3/10/08              1,745,183          4,422,635
William D. Bloom      25,000             1.8%              37.00                3/10/08                581,728          1,474,212
Thomas J. Davis       25,000             1.8%              37.00                3/10/08                581,728          1,474,212
Bruce Zalaznick         --                --                 --                     --                   --                --

-------------------
(1)    These options may not be exercised prior to one year from the date of grant and may be exercised 20% per year thereafter, subject to acceleration upon the occurrence of certain events.

(2) The exercise price was established at the market price on the date of grant, March 10, 1998.

(3) The assumed annual rate of appreciation of five and ten percent would result in the price of the Company's stock increasing to $60.27 and $95.97 per share, respectively.

     The table below sets forth information for the executive officers named in the Summary Compensation Table concerning option exercises during 1998 and outstanding options at December 31, 1998.

                   AGGREGATED OPTION/SAR EXERCISES IN 1998 AND
                       DECEMBER 31, 1998 OPTION/SAR VALUES

                                                                Number of Securties
                         Shares                                 Underlying Unexercised          Value of Unexercised
                         Acquired           Value               Options/SARs                    in-the-Money
                         on                Realized             at December 31,                 Options/SARs
Name                     Exercise(#)        ($)                 1998 (#)                        December 31, 1998($)(1)
-------------           ------------       -----------        --------------------------------  -----------------------------
                                                               Exercisable       Unexercisable   Exercisable       Unexercisable
                                                               ------------      -------------   ------------      -------------
David C. Bloom             4,278            52,406              82,888             75,000         1,015,378          306,250
Leslie T. Chao              -                 -                 48,000             87,000           588,000          147,000
William D. Bloom           4,278            52,406              31,444             35,000           385,189          122,500
Thomas J. Davis              -                -                 30,000             45,000           183,750          122,500
Bruce Zalaznick              550             6,738              29,650             18,000           319,213          154,500


(1) Assumes, for all unexercised in-the-money options, the difference between fair market value ($35.625 per share) at December 31, 1998 and the exercise price of the options ranging from $23.375 to $29.50 per share.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Brendan T. Byrne, Robert Frommer and Reuben S. Leibowitz are members of the Compensation Committee. None of the executive officers of the Company has served on the Board of Directors or compensation committee of any other entity that has had any of such entity's officers serve either on the Company's Board of Directors or Compensation Committee. During 1997, Mr. Frommer received $240,318 in fees and expenses for consulting services performed in connection with the Company's acquisition of Waikele Factory Outlet Stores on March 31, 1997. In addition, Mr. Frommer and the Company entered into a consulting agreement effective August 1, 1997. See "Certain Relationships and Transactions."

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee currently consists of Brendan T. Byrne, Robert Frommer and Reuben S. Leibowitz. The Compensation Committee is responsible for determining the level of compensation paid to the Chief Executive Officer, approving the level of compensation paid to the Company's other executive officers, determining awards under, and administering, the Option Plan and Incentive Plan and reviewing and establishing any and all other executive compensation plans adopted from time to time by the Company. The Company's philosophy for compensating executive officers is designed to attract, retain, motivate and reward key executives in the Company's highly competitive industry. The Company's compensation program for 1998 consisted of salary and bonuses designed to motivate individuals to enhance the long-term value of the Company's stock.

     The amount of compensation to be paid to an executive officer is generally based upon the Compensation Committee's subjective analyses of each individual's performance, contributions to the Company and responsibilities to be undertaken on behalf of the Company. The Committee did not use any specific qualitative or quantitative measures or factors in assessing individual performance. In 1999, the Compensation Committee increased the salary of each of its executive officers based on the performance of the Company in 1998 and upon its knowledge of salaries paid by competitors of the Company as disclosed in public documents.

     The Company has established a bonus plan for the Senior Executives which has been approved by the Compensation Committee and provides for bonuses of up to 50% in 1995, 75% in 1996 and 100% in 1997 and beyond of the Senior Executive's base salary. The award of any bonus compensation, however, is dependent on meeting or exceeding the Company's internal funds from operations forecast. Bonus compensation levels above the forecast will be established at the discretion of the Compensation Committee.

     Stock-based compensation is also an important element of the Company's compensation program. The Option Plan was adopted and approved by the Board of Directors on October 20, 1993 and amended November 30, 1995 to allow the Company to grant options to purchase shares of the Company. The Compensation Committee determines in its sole discretion, subject to the terms and conditions of the Option Plan, the size of a particular award based upon its subjective assessment of the individual's performance, responsibility and functions and how this performance may have contributed to the Company's performance. The Compensation Committee believes awards pursuant to the Option Plan align the interests of management with those of the Company's stockholders by emphasizing long-term stock ownership and increases in stockholder value. Management will be benefited under such options only if the other shareholders of the Company also benefit. The purpose of the Option Plan is to encourage executives and others to acquire a larger proprietary interest in the Company, thereby further stimulating their active interest in the development and financial success of the Company. All options granted under the Option Plan have been granted at the fair market value of the Company's Common Stock on the date of grant. The number of options that the Compensation Committee grants to executive officers is based on individual performance and level of responsibility. Since stock options are tied to the future performance of the Company's Common Stock, they will provide value only if the price of the Company's Common Stock exceeds the exercise price of the options.

     Certain of the Company's executive officers also participate in the Incentive Plan, which is designed to provide a strong incentive to participants to improve the Company's performance. In addition, the Incentive Plan requires the continued employment of participants over five years in order to receive the full benefits under the Incentive Plan. No units were awarded in 1998 under the Incentive Plan.

     The Chief Executive Officer's compensation for 1998 was based on the same performance and other criteria as summarized in the preceding paragraphs relative to all executive officers.

     The Internal Revenue Code of 1986, as amended, was amended in 1993 with respect to the ability of publicly-held corporations such as the Company to deduct compensation in excess of $1,000,000 per individual, other than performance-based compensation. The Compensation Committee continues to evaluate maximizing the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate executive officers. The Incentive Plan is designed to meet the requirements of Section 162(m) of the Internal Revenue Code.

                           THE COMPENSATION COMMITTEE

                                Brendan T. Byrne
                                 Robert Frommer
                               Reuben S. Leibowitz

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     The following line graph sets forth for the period December 31, 1993, through December 31, 1998, a comparison of the percentage change in the cumulative total stockholder return on the Company's Common Stock compared to the index of equity real estate investment trusts prepared by the National Association of Real Estate Investment Trusts ("NAREIT"), the NAREIT Equity REIT Total Return Index and the index of the Company and the two other publicly traded factory outlet REITs ("Outlet REIT Peer Group"), prepared by SNL Securities. The Outlet REIT Peer Group consists of Prime Retail, Inc. and Tanger Factory Outlet Centers, Inc.

     The graph assumes that the value of the investment in each of the Company's Common Stock and the indices was $100 at the beginning of the period. The graph further assumes the reinvestment of dividends.

     The stock price performance shown on the graph below is not necessarily indicative of future price performance.


                                                   CHELSEA GCA REALTY, INC.
                                                    TOTAL RETURN PERFORMANCE

                                                                          Period Ending
                                           -------------------------------------------------------------------------------------
         Index                                12/31/93       12/31/94       12/31/95      12/31/96      12/31/97      12/31/98
--------------------------------------------------------------------------------------------------------------------------------
Chelsea GCA Realty, Inc.                        100.00       107.58        127.84        159.21           187.91        189.01
NAREIT All Equity REIT INDEX                    100.00       103.70        119.48        164.04           198.75        165.71
Outlet REIT Peer Group                          100.00        84.28         90.12        106.45           129.73        102.66

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of March 31, 1999, to the knowledge of the Company, the following is a schedule of all persons who beneficially owned more than 5% of the outstanding stock of the Company:

                                                Number of Shares       Percent
                                                  Beneficially           of
Name and Address                                    Owned              Stock
-----------------                               ----------------       --------
Alliance Capital Management L.P.                  1,830,500             11.7%
1290 Avenue of the Americas
New York, New York  10104

Simon Property Group, L.P.                        1,408,450              9.0%
115 West Washington Street
Indianapolis, IN  46204

LaSalle Advisors Capital Management, Inc.         1,365,717              8.7%
ABKB/LaSalle Securities Limited Partnership
200 East Randolph Drive
Chicago, IL 60603

David C. Bloom                                    1,003,091              6.0%
c/o Chelsea GCA Realty, Inc.
103 Eisenhower Parkway
Roseland, NJ 07068(1)


(1) Includes limited partnership interests in the Partnership (the "Units") convertible into shares of Common Stock of the Company and vested options to purchase shares of Common Stock under the Company's Option Plan.

     The following table sets forth information concerning the security ownership of directors and executive officers as of March 31, 1999.

                                               Number of Shares        Percent
                                                Beneficially              of
Name                                              Owned(1)              Stock
-----                                          ----------------        --------
David C. Bloom(2)                                  1,003,091             6.0%
William D. Bloom (2)                                 445,235             2.8%
Brendan T. Byrne (2)                                  15,000               *
Leslie T. Chao(2)                                    230,695             1.5%
Thomas J. Davis(2)                                    42,500               *
Robert Frommer(2)                                     22,985               *
Barry M. Ginsburg(3)                                 527,218             3.3%
Philip D. Kaltenbacher(2)(4)                         390,619             2.4%
Reuben S. Leibowitz(5)                                20,600               *
Bruce Zalaznick(2)                                    32,000               *
Directors and Executive                            2,913,871            15.8%
officers as a group(6)
(17 persons)

--------------------
 *      Less than 1%

(1) Includes Units which are convertible into shares of Common Stock of the Company.
(2) Includes vested options to purchase shares of Common Stock granted under the 1993 Stock Option Plan.
(3) Includes Units beneficially owned by Mr. Ginsburg's family and trusts for the benefit of Mr. Ginsburg's family.
(4) Includes 185,931 Units owned by Mr. Kaltenbacher as trustee for his daughters and 1,000 Units owned by Mr. Kaltenbacher's wife, as to which Mr. Kaltenbacher disclaims beneficial ownership.
(5) Includes 2,500 shares of Common Stock owned by the wife of Mr. Leibowitz, 2,000 shares of Common Stock owned by a foundation and 600 shares of Common Stock owned by the children of Mr. Leibowitz. Mr. Leibowitz disclaims beneficial ownership of all these shares.
(6) Includes Units convertible into 2,320,858 shares of Common Stock and vested options to purchase 528,432 shares of Common Stock granted under the Option Plan.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

     America Direct Outlets, a company formerly 50%-owned by Philip D. Kaltenbacher and presently 100%-owned by a trust for the benefit of the wife of Edward Bloom, a brother of David and William Bloom, rents a total of 56,013 square feet of GLA (1.1% of the Company's total GLA) from the Company in twelve centers. The gross annual rental (including expense reimbursements) for such space was $1,761,000 in 1998. Management considers these rentals to be at fair market value.

     During 1997, Robert Frommer received $240,318 in fees and expenses for consulting services performed in connection with the Company's acquisition of Waikele Factory Outlet Stores on March 31, 1997. Effective August 1, 1997, Mr. Frommer and the Company entered into a Consulting Agreement pursuant to which Mr. Frommer agreed to perform services for the Company in connection with the development and operation of manufacturers outlet centers in Japan and Hawaii. The agreement provides for a payment of $10,000 per month and expires December 31, 2001, unless terminated effective December 31, 1999 on at least six months prior notice. If the Company elects to terminate the agreement, it shall pay to Mr. Frommer the amount of $40,000. In addition, during the agreement and for four years after the agreement ends, Mr. Frommer will be entitled to a fee of 1% of the development costs, up to a maximum amount of $500,000 per project, on all projects in which he was involved in Japan or Hawaii. During 1997 and 1998, Mr. Frommer received $54,377 and $182,794, respectively, for fees and expenses under this agreement.

     In March 1997, the Company loaned Thomas J. Davis the amount of $115,000, which is due in five years, together with interest at the rate of 7.5% per annum.

     All transactions in which a director is an interested party, including any interest in a lessee of space from the Company, require the approval of a majority of the disinterested directors.

     David C. Bloom guarantees certain of the Company's obligations under a lease for one of the Company's properties. The Company has indemnified him from and against any liability which he may incur pursuant to this guaranty.

     The Company has entered into a registration rights agreement with all recipients of Units (the "Rightholders") to enable the Rightholders to sell or distribute shares of Common Stock owned by or issuable to any of them upon exchange of Units or any other securities with respect to such Common Stock issued or issuable to any of them through any registered offering of its securities that the Company has determined to undertake. In addition, the Rightholders have the right to demand that the Company prepare and file from time to time a registration statement with respect to the sale or distribution of their common stock. In such event, the expenses of such registration will be borne by the Company.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     The Company believes that during 1998 all of its officers, directors and holders of more than 10% of its Common Stock complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934. In making this disclosure, the Company has relied solely on written representations of its directors, officers and more than 10% holders and on copies of reports that have been filed with the Securities and Exchange Commission.

                     2. APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has selected Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1999. A representative of Ernst & Young LLP is expected to be present at the meeting with the opportunity to make a statement if such representative so desires and to respond to appropriate questions.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S AUDITORS.

                                3. OTHER MATTERS

STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the Company's 2000 Annual Meeting of Stockholders must be received by the Company on or prior to December 31, 1999 to be eligible for inclusion in the Company's Proxy Statement and form of Proxy to be used in connection with such meeting.

OTHER BUSINESS

     At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the Meeting is that hereinabove set forth. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their judgment.

Denise M. Elmer
SECRETARY

Dated: April 30, 1999

                                      PROXY

                            CHELSEA GCA REALTY, INC.
               1999 ANNUAL MEETING OF STOCKHOLDERS - JUNE 25, 1999
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of CHELSEA GCA REALTY, INC., a Maryland corporation, hereby appoints David C. Bloom, Leslie T. Chao, Michael J. Clarke and Denise M. Elmer, and each of them the proxies of the undersigned with full power of substitution to vote at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. on June 25, 1999, and at any adjournment or adjournments thereof (the "Meeting"), with all the power which the undersigned would have if personally present, hereby revoking any proxy heretofore given. The undersigned hereby acknowledges receipt of the proxy statement for the Meeting and instructs the proxies to vote as directed on the reverse side.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE                                                     SEE REVERSE
  SIDE                                                              SIDE

                                   DETACH HERE
     Please mark
 /X/  vote as in this
     example

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED BELOW, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999 AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

1. To elect three nominees    2. To ratify the appointment FOR AGAINST ABSTAIN
   for Directors: Nominees:      of Ernst & Young as       / /  / /    / /
   David C. Bloom, Barry M.      independent auditors
   Ginsberg, Philip D.           for the fiscal year ending
   Kaltenbacher                  December 31, 1999.
   / / FOR  / / WITHHELD

                              3. With discretionary        FOR AGAINST ABSTAIN
                                 authority upon such       / /  / /     / /
                                 other matters as
/  /                             may  properly
___________________________      come before
 For all nominees except as      this meeting.
 noted above


                                 MARK HERE IF YOU PLAN TO       /  /
                                 ATTEND THE MEETING

                                 MARK HERE FOR ADDRESS         /  /
                                 CHANGE AND NOTE AT LEFT

                                 Please sign exactly as
                                 your name appears on
                                 this proxy card. When
                                 signing as attorney,
                                 executor, trustee or
                                 guardian, please give
                                 your full title.

Signature__________ Date________ Signature____________________    Date_________